Universal Institutional Funds, Inc. -
U.S. Real Estate
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Mack-Cali Realty Corp.
Purchase/Trade Date:	2/15/2011
Size of Offering/shares: 6,250,000 shares
Offering Price of Shares: $33.000
Amount of Shares Purchased by Fund: 20,610
Percentage of Offering Purchased by Fund: 0.330
Percentage of Funds Total Assets: 0.13
Brokers: BofA Merrill Lynch, Deutsche Bank Securities,
J.P.Morgan, BNY Mellon Capital Markets, LLC, Capital One
Southcoast, Citi, Comerica Securities, Mitsubishi UFJ
Securities, Piper Jaffray, PNC Capital Markets LLC, RBS,
Scotia Capital, SunTrust Robinson Humphrey
Purchased from:  Merrill Lynch

Securities Purchased:	HCP Inc.
Purchase/Trade Date:	3/22/2011
Size of Offering/shares:  30,000,000 shares
Offering Price of Shares: $36.900
Amount of Shares Purchased by Fund: 40,240
Percentage of Offering Purchased by Fund: 0.134
Percentage of Funds Total Assets: 0.30
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS Investment Bank, Wells Fargo Securities, Morgan Stanley, RBS, Credit Suisse, Credit Agricole CIB, KeyBanc Capital Markets, Goldman, Sachs & Co., Scotia Capital, BNY Mellon Capital Markets, LLC, SunTrust Robinson Humphrey, Piper Jaffray, PNC Capital
Markets LLC, Morgan Keegan, CSCA
Purchased from:  Merrill Lynch

Securities Purchased:	Hudson Pacific Properties
Purchase/Trade Date:	4/27/2011
Size of Offering/shares: 6,950,000 shares
Offering Price of Shares: $14.620
Amount of Shares Purchased by Fund: 66,960
Percentage of Offering Purchased by Fund: 0.963
Percentage of Funds Total Assets: 0.18
Brokers: BofA Merrill Lynch, Barclays Capital, Morgan Stanley,
Wells Fargo Securities, KeyBanc Capital Markets
Purchased from:  Barclays

Securities Purchased:	 Equity Lifestyle Properties Inc.
Purchase/Trade Date:	6/2/2011
Offering Price of Shares: $59.500
Total Amount of Offering: 5,250,000 shares
Amount Purchased by Fund:  30,310 shares
Percentage of Offering Purchased by Fund: 0.577
Percentage of Funds Total Assets: 0.35
Brokers: Goldman, Sachs & Co., BofA Merrill Lynch, Morgan
Stanley, RBC Capital Markets, Wells Fargo Securities, Keefe,
Bruyette & Woods, Piper Jaffray, RBC
Purchased from: Goldman Sachs